LIMITED POWER OF ATTORNEY

The undersigned, each being a director of MRC Global Inc.
(the ?Corporation?), who will thereby be subject to the reporting obligations of Section 16 of the Securities
Exchange Act of 1934, as amended (the ?Act?), with respect to securities of the Corporation, hereby constitutes and appoints, with full power of substitution or revocation, each of Daniel J. Churay and Jeffrey P. Bennett, or such attorney-in-fact?s substitute or substitutes, as the undersigned?s true and lawful attorneys-in-fact and agents to execute and file for and on behalf of the undersigned Forms
4 and 5 with the Securities and Exchange Commission (the ?SEC?), and to perform all acts necessary in order to execute and file such Forms 4 and 5, as he or she, as applicable, shall deem appropriate. The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents, or such attorney-in-fact?s substitute or substitutes, shall do or cause to be done by virtue hereof.

The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, or such attorney-in-fact?s substitute or substitutes, are not assuming, nor is the Corporation assuming, any of the undersigned?s responsibilities to comply with Section 16 of the Act. This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 4 and 5 with respect to the undersigned?s holdings of and transactions in securities issued by the Corporation, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

This Limited Power of Attorney is effective as of April 28, 2014, and any previous power of attorney issued by the undersigned for the purpose of executing and filing Forms 4 and 5 with the SEC with respect to holdings of and transactions in securities issued by the Corporation is hereby revoked (without affecting the effectiveness of any such power of attorney prior to the date hereof).


/s/ Leonard M. Anthony				/s/ Rhys J. Best
Leonard M. Anthony				Rhys J. Best


/s/ Peter C. Boylan, III			/s/ Henry Cornell
Peter C. Boylan, III				Henry Cornell


/s/ Craig Ketchum				/s/ Gerard P. Krans
Craig Ketchum					Gerard P. Krans


/s/ Dr. Cornelis A. Linse			/s/ John A. Perkins
Dr. Cornelis A. Linse				John A. Perkins


/s/ H.B. Wehrle, III
H.B. Wehrle, III